Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie — Vice President	Sue Martenson — Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA STOCKHOLDERS APPROVE MERGER WITH INTEL

San Jose, Calif., — Oct. 6, 2015 — Altera Corporation (NASDAQ: ALTR) today announced that its stockholders have overwhelmingly approved its pending merger with Intel Corporation, with more than 97 percent of votes cast in favor of the merger.

Altera and Intel entered into an agreement on May 31, 2015, providing for Altera to merge with Intel. The closing of the merger is subject to regulatory review and other customary conditions.

About Altera

Altera® programmable solutions enable designers of electronic systems to rapidly and cost effectively innovate, differentiate and win in their markets. Altera offers FPGA, SoC, CPLD products, and complementary technologies, such as power solutions, to provide high-value solutions to customers worldwide. Visit Altera at www.Altera.com.

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